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                                                                     Exhibit 2.1

Microfilm Number             Filed with the Department of State on June 29, 1993
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Entity Number 2526850                          /s/ Secretary of the Commonwealth
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                                                 SECRETARY OF THE COMMONWEALTH

                           ARTICLES OF INCORPORATION
                             DSCB:15-1306 (REV 89)

indicate type of domestic corporation (check one):

XX  Business-stock (15 Pa. C.S. Section 1306)           Professional (15 Pa. C.S. Section 2903)
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    Business-nonstock (15 Pa. C.S. Section 2102)        Management (15 Pa. C.S. Section 2701)
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    Business-statutory close (15 Pa. C.S.               Cooperative (15 Pa. C.S. Section 7701)
---  Section 2304a is applicable)                   ---

1. The name of the corporation is: Red Bell Brewing Co.
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This corporation is incorporated under the provisions of the Business
Corporation Law of 1988.

     address of this corporation's initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

a) 2105 Spruce Street,   Philadelphia,   PA    19103  Philadelphia
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   Number and Street         City        State   Zip     County

b)
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  Name of Commercial Registered Office Provider               County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

The aggregate number or shares authorized is:         1,000,000          (other
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provisions, if any, attach 8 1/2 x 11 sheet)

The name and address, including street and number, if any, of each incorporator is:

Name                Address                       Signature            Date
                    LaBrum & Doak
                    1818 Market St.,--Suite 2900
Elizabeth A. Burns  Philadelphia, PA 19103        /s/ Elizabeth A. Burns 6-14-93
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The specified effective date, if any, is:  upon filing
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                                          month    day   year   hour, if any

Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

??? close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C.
Section 77A et seq.).

Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
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